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                                                                EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation of our report dated November 22, 1996, on the consolidated financial statements of AmeriGas Propane, Inc. and subsidiaries for the fiscal year ended September 30, 1996 and the period April 19, 1995 to September 30, 1995, included in UGI Corporation's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1996 into this registration statement of UGI Corporation.



Arthur Andersen LLP



Chicago, Illinois
October 1, 1997